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                                                                     Exhibit 8.1


             SUBSIDIARY                           COUNTRY OF INCORPORATION
             Gaelta Research and Development      Northern Ireland
                Limited
             Galen Limited                        Northern Ireland
             Galen Research Laboratories Limited  Northern Ireland
             Ivex Pharmaceuticals Limited         Northern Ireland
             Galen (Chemicals) Limited            Republic of Ireland
             Galen, Inc.                          United States
             QuChem Limited                       Northern Ireland
             Bartholomew Rhodes Limited           England and Wales
             Interactive Clinical Technologies,   United States
                Inc.
             J. Dana Associates, Inc.             United States
             Warner Chilcott PLC                  Republic of Ireland
             Warner Chilcott, Inc.                United States
             Warner Chilcott Laboratories         Republic of Ireland
                Ireland Limited
             Warner Chilcott (Bermuda),           Bermuda
                Limited
             Applied Chemical Concepts,           United States
                Inc.
             Rouvex Limited                       Northern Ireland
             Madaus UK Limited                    Northern Ireland
             Ashbourne Pharmaceuticals            England and Wales
                (Holdings) Limited
             Chargelink Limited                   England and Wales
             Dallas Burston Healthcare            England and Wales
                 Limited                          England and Wales
             Inter-Medics                         England and Wales